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                                                                    EXHIBIT (20)

                           INOTEK TECHNOLOGIES CORP.
                      REPORT FURNISHED TO SECURITY HOLDERS

TO OUR SHAREHOLDERS:

INOTEK Technologies Corp. reported earnings of $33,788 or $.01 per share on revenues of $6,308,970 for its third quarter ended February 29, 1996 compared with a net loss of $29,739 or $.01 per share on revenues of $6,200,315 for the third quarter of the previous year.

For the first nine months of the year, the Company reported earnings of $134,088 or $.03 per share on revenues of $18,370,269 compared with a net loss of $114,242 or $.03 per share on revenues of $19,067,134 for the first nine months of the previous year.

Thank you for your continued support.

/s/ NEAL E. YOUNG                                             /s/ DAVID L. WHITE

Neal E. Young                                                     David L. White
Chairman                                                 Chief Executive Officer

                                                                  April 12, 1996


INOTEK TECHNOLOGIES CORP.
STATEMENTS OF OPERATIONS (UNAUDITED)

                                                 THREE MONTHS ENDED              NINE MONTHS ENDED
                                              FEBRUARY 29   FEBRUARY 28      FEBRUARY 29    FEBRUARY 28
                                                 1996          1995             1996           1995
- -------------------------------------------------------------------------------------------------------
NET SALES                                     $ 6,308,970   $ 6,200,315      $ 18,370,269   $19,067,134
COST AND EXPENSES:
    COST OF SALES                               4,670,826     4,395,316        13,302,108    13,736,104
    SALES AND MARKETING                           860,394     1,102,269         2,638,272     3,476,511
    GENERAL AND ADMINISTRATIVE                    690,366       768,493         2,122,591     2,148,932
- -------------------------------------------------------------------------------------------------------
      TOTAL COST AND EXPENSES                   6,221,586     6,266,078        18,062,971    19,361,547
- -------------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                            87,384       (65,763)          307,298      (294,413)
INTEREST EXPENSE                                  (10,783)      (30,148)          (25,825)      (92,074)
- -------------------------------------------------------------------------------------------------------
EARNINGS (LOSS) FROM CONTINUING
    OPERATIONS BEFORE INCOME TAXES                 76,601       (95,911)          281,473      (386,487)
INCOME TAXES                                       42,813         1,318           147,385       (91,087)
- -------------------------------------------------------------------------------------------------------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS         33,788       (97,229)          134,088      (295,400)
DISCONTINUED OPERATION                                  -        67,490                 -       181,158
- -------------------------------------------------------------------------------------------------------
NET EARNINGS (LOSS)                           $    33,788   $   (29,739)     $    134,088   $  (114,242)
=======================================================================================================
PER SHARE:
    EARNINGS (LOSS) FROM CONTINUING
      OPERATIONS                              $       .01   $      (.02)     $        .03   $      (.07)
    DISCONTINUED OPERATION                              -           .01                 -           .04
- -------------------------------------------------------------------------------------------------------
NET EARNINGS (LOSS)                           $       .01   $      (.01)     $        .03   $      (.03)
=======================================================================================================


                           INOTEK TECHNOLOGIES CORP.
                                 BALANCE SHEETS

                                                                 FEBRUARY 29               MAY 31
                                                                    1996                    1995
- ---------------------------------------------------------------------------------------------------
                                                                 (UNAUDITED)
                                           ASSETS

CURRENT ASSETS:
   CASH AND CASH EQUIVALENTS                                     $    255,960           $   576,799
   TRADE RECEIVABLES, (NET OF
      ALLOWANCE FOR DOUBTFUL
      ACCOUNTS OF $31,847 AND
      $25,770)                                                      2,562,078             2,664,396
   INVENTORIES                                                      2,311,704             2,284,406
   DEFERRED TAX ASSET                                                  49,005                52,000
   PREPAID EXPENSES & OTHER ASSETS                                    187,088               115,393
- ---------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                5,365,835             5,692,994

PROPERTY AND EQUIPMENT, NET                                           421,684               449,975
GOODWILL, NET                                                       2,205,919             2,255,350
OTHER ASSETS                                                           65,732                43,990
DEFERRED TAX ASSET                                                    169,249               160,000
- ---------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                     $  8,228,419           $ 8,602,309
===================================================================================================

                                  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   ACCOUNTS PAYABLE                                              $  1,511,911           $ 1,874,760
   ACCRUED EXPENSES                                                   711,289               727,601
   INCOME TAXES PAYABLE                                                71,369                 5,215
   CURRENT PORTION OF NOTES
      PAYABLE                                                         411,738               222,298
- ---------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                           2,706,307             2,829,874

NOTES PAYABLE                                                               -                 5,945

REDEEMABLE COMMON SHARES,
   $.01 PAR VALUE -121,109
      SHARES AT MAY 31, 1995                                                -               381,276

SHAREHOLDERS' EQUITY:
   COMMON SHARES, $.01 PAR VALUE;
      AUTHORIZED SHARES - 10,000,000
      ISSUED SHARES - 4,354,088 AT
         FEBRUARY 29 AND 4,475,197 AT
         MAY 31
      OUTSTANDING SHARES  4,354,088
         AT FEBRUARY 29 AND MAY 31                                     43,541                43,541
ADDITIONAL PAID-IN CAPITAL                                          3,302,356             3,299,546
RETAINED EARNINGS                                                   2,176,215             2,042,127
- ---------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                          5,522,112             5,385,214
- ---------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                                          $  8,228,419           $ 8,602,309
===================================================================================================



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